                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY



                           LOAN AND SECURITY AGREEMENT

                                  PRA III, LLC

                                    Borrower

                          WESTSIDE FUNDING CORPORATION

                                     Lender

                                       and

                      PORTFOLIO RECOVERY ASSOCIATES, L.L.C.
                         PRA RECEIVABLES MANAGEMENT, LLC
                      (d/b/a ANCHOR RECEIVABLES MANAGEMENT)
                                 PRA II, LLC AND
                               PRA HOLDING I, LLC

                                    Guarantor


                            RIVERSIDE COMMERCE CENTER
                       120 CORPORATE BOULEVARD, SUITE 100
                             NORFOLK, VIRGINIA 23502
                                     Address


                        PRA III, LLC - FEID # 31-1780416

                Borrower Federal Employer's Identification Number


                                 $40,000,000.00
                                 Amount of Loan

                               SEPTEMBER 18, 2001
                                      Date

                                TABLE OF CONTENTS

                                                                                               PAGE NO.
                         1. DEFINITIONS ..............................................................5

                         2. LOAN ....................................................................18

                            2.1.    AMOUNT OF LOAN ..................................................18
                            2.2.    CONTINUATION OF EURODOLLAR LOANS ................................18
                            2.3.    LIMITS ON BORROWING .............................................18
                            2.4.    INTEREST RATE; FEES .............................................18
                            2.5.    INABILITY TO DETERMINE INTEREST RATE ............................19
                            2.6.    ILLEGALITY ......................................................20
                            2.7.    REQUIREMENTS OF LAW .............................................20
                            2.8.    TAXES ...........................................................21
                            2.9.    INDEMNITY .......................................................22
                            2.10.   PAYMENTS ........................................................23
                            2.11.   PAYMENT DUE ON A NON-BUSINESS DAY ...............................23
                            2.12.   MANDATORY PAYMENTS ..............................................23
                            2.13.   OPTIONAL PREPAYMENTS ............................................24
                            2.14.   OPTIONAL TERMINATION OF THE FACILITY ............................24
                            2.15.   MAXIMUM INTEREST-CONTROLLING AGREEMENT ..........................24
                            2.16.   INTEREST AFTER DEFAULT ..........................................26
                            2.17.   STATEMENT OF ACCOUNT ............................................26
                            2.18.   APPLICATION OF PAYMENTS .........................................26

                         3. SECURITY ................................................................27

                            3.1.    SECURITY INTEREST ...............................................27
                            3.2.    FINANCING STATEMENTS AND FURTHER ASSURANCES .....................28
                            3.3.    PLEDGE OF ACCOUNTS ..............................................29
                            3.4.    FAILURE TO DELIVER ..............................................29
                            3.5.    NOTICE OF COLLATERAL ASSIGNMENT .................................29
                            3.6.    LOCATION OF ACCOUNTS ............................................29
                            3.7.    RECORDS AND INSPECTIONS .........................................30
                            3.8.    ADDITIONAL DOCUMENTS ............................................30
                            3.9.    COLLECTION ......................................................30
                            3.10.   BLOCKED ACCOUNTS ................................................30
                            3.11.   BACKUP SERVICER .................................................31
                            3.12.   PROTECTION OF ACCOUNT RECORDS ...................................32
                            3.13.   USE OF COLLECTIONS AND MODIFICATION OF ACCOUNTS .................33
                            3.14.   USE OF PROCEEDS .................................................33
                            3.15.   RETURN OF COLLATERAL ............................................33
                            3.16.   LENDER'S PAYMENT OF CLAIMS ......................................33

                         4. CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES ..............................33

                            4.1.    INITIAL ADVANCE .................................................33
                            4.2.    SUBSEQUENT ADVANCES .............................................35
                            4.3.    ALL ADVANCES TO CONSTITUTE ONE LOAN .............................36
                            4.4.    ADVANCES ........................................................36

                         5. REPRESENTATIONS AND WARRANTIES OF BORROWER AND
                     GUARANTOR ......................................................................36

                            5.1.    REPRESENTATIONS AND WARRANTIES ..................................36
                            5.2.    WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE ACCOUNTS ..........40

                         6. COVENANTS AND OTHER AGREEMENTS ..........................................41

                            6.1.    AFFIRMATIVE COVENANTS ...........................................41
                            6.2.    NEGATIVE COVENANTS ..............................................43
                            6.3.    REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES .................45
                            6.4.    ACCOUNT DEBTORS' ADDRESSES ......................................45
                            6.5.    FINANCIAL REPORTS ...............................................46
                            6.6.    REQUIRED AUDITS .................................................47
                            6.7.    NOTICE OF CHANGES ...............................................47

                         7. EVENTS OF DEFAULT AND REMEDIES ..........................................47

                            7.1.    EVENTS OF DEFAULT ...............................................47
                            7.2.    TERMINATION OF COMMITMENT; ACCELERATION OF THE
                     OUTSTANDING FACILITY AMOUNT ....................................................50
                            7.3.    REMEDIES ........................................................50
                            7.4.    NO WAIVER .......................................................52
                            7.5.    APPLICATION OF PROCEEDS .........................................52
                            7.6.    APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT .......................52

                         8. EXPENSES AND INDEMNITIES ................................................53

                            8.1.    REIMBURSEMENT FOR EXPENSES ......................................53
                            8.2.    LENDER'S EXPENSES AND ATTORNEY'S FEES ...........................54
                            8.3.    GENERAL INDEMNIFICATION .........................................54

                         9. MISCELLANEOUS ...........................................................55

                            9.1.    NOTICES .........................................................55
                            9.2.    PARTICIPATIONS ..................................................55
                            9.3.    SURVIVAL OF AGREEMENTS ..........................................55
                            9.4.    NO OBLIGATION BEYOND MATURITY ...................................56
                            9.5.    PRIOR AGREEMENTS SUPERSEDED .....................................56
                            9.6.    PARTIES BOUND ...................................................56
                            9.7.    NUMBER AND GENDER ...............................................56
                            9.8.    NO THIRD PARTY BENEFICIARY ......................................56
                            9.9.    EXECUTION IN COUNTERPARTS .......................................56
                            9.10.   SEVERABILITY OF PROVISIONS ......................................56

                            9.11.   HEADINGS ........................................................57
                            9.12.   EXHIBITS ........................................................57
                            9.13.   FURTHER INSTRUMENTS .............................................57
                            9.14.   GOVERNING LAW ...................................................57
                            9.15.   JURISDICTION AND VENUE ..........................................57
                            9.16.   WAIVER ..........................................................58
                            9.17.   WAIVER OF RIGHT TO TRIAL BY JURY ................................59
                            9.18.   ADVICE OF COUNSEL ...............................................59
                            9.19.   TIME OF ESSENCE .................................................59
                            9.20.   NON PETITION ....................................................60



SCHEDULE

Schedule I -- Existing Debt

EXHIBITS

Exhibit A -- Request for Advance Form

Exhibit B -- Sample Backup Servicer Report

Exhibit C -- Covenant Compliance Report

Exhibit D -- Availability Report

Exhibit E -- Asset Pool Report

Exhibit F -- Tranche Rollover Request Form

                           LOAN AND SECURITY AGREEMENT


BORROWER:       PRA III, LLC

ADDRESS:        RIVERSIDE COMMERCE CENTER
                120 CORPORATE BOULEVARD, SUITE 100
                NORFOLK, VIRGINIA 23502

GUARANTOR:      PORTFOLIO RECOVERY ASSOCIATES, L.L.C.
                PRA RECEIVABLES MANAGEMENT, LLC
                     (d/b/a ANCHOR RECEIVABLES MANAGEMENT)
                PRA II, LLC AND
                PRA HOLDING I, LLC

DATE:           SEPTEMBER 18, 2001



        This Loan and Security Agreement is entered into on the above date between WESTSIDE FUNDING CORPORATION, a Delaware corporation ("Lender"), whose registered office address is 1209 Orange Street, Wilmington, Delaware 19801 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address (referred to herein as "Borrower's Address") and the Guarantors named above (collectively referred to herein as the "Guarantor"), all of whose chief executive offices are located at Riverside Commerce Center, 120 Corporate Boulevard, Suite 100, Norfolk, Virginia 23502 (referred to herein as "Guarantor's Address").


1.      DEFINITIONS

        ABR. The term "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal

Funds Effective Rate, respectively. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate, respectively.

        ABR LOANS. The term "ABR Loans" means the loans, the rate of interest applicable to which is based upon the ABR.

        ACCOUNT. The term "Account" shall mean an account established for a bank credit card, retail credit card, consumer installment loan, defaulted auto loans or lines of credit in the name of an Account Debtor, as set forth and described in a Purchase Agreement, and all unpaid balances due from such Account Debtor, together with all documents evidencing such Account Debtor's agreement to make payment of such unpaid balances, including without limitation each credit card application or agreement, and each promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay of an Account Debtor, all as described and referred to in a Purchase Agreement.

        ACCOUNT DEBTOR. The term "Account Debtor" shall mean any Person or Persons that are an obligor in any contractual arrangement for amounts due to Borrower, Guarantor or any co-signor in respect of such contractual arrangement.

        ACCRUAL PERIOD. The term "Accrual Period" shall mean (i) initially, the period commencing on the date of the initial borrowing hereunder and ending on the day before the next succeeding Settlement Date and (b) thereafter, each period commencing on the next succeeding Settlement Date and ending on the day before the Settlement Date occurring thereafter.

        AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement among Lender, Guarantor and Borrower and any amendment, modifications or extension hereof.

        ASSET. The term "Asset" shall mean, with respect to an Asset Pool, each Account and any property or other right obtained by Borrower in connection with collection of any such Account or in substitution therefor, all of which constitutes a part of the Asset Pool into which such Account was initially delivered.

        ASSET POOL. The term "Asset Pool" shall mean all Accounts and other Assets described in an Asset Pool Report, as the context may require, which Accounts shall all have been originated by a single creditor and from which Borrower or Guarantor has purchased such Accounts on the same Business Day, together with (i) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Account so purchased, (ii) each and every item of property obtained by Borrower or Guarantor as a result of their collection activities with respect to any such Account, (iii) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any Account, and all other rights and interests of Borrower or Guarantor with respect to each Account, (iv) each judgment rendered against an Account Debtor in respect to an Account, together with all lien rights related thereto, (v) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon, and (vi) each and every other right, claim and interest associated therewith.

        ASSET POOL PROCEEDS. The term "Asset Pool Proceeds" shall mean, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including (without limitation) (i) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, and (ii) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale of any Asset constituting a part of such Asset Pool.

        ASSET POOL REPORT. The term "Asset Pool Report" shall mean a report, in a form and substance acceptable to Lender, that sets forth each Asset Pool purchased by Borrower.

        ASSET POOL SELLER. The term "Asset Pool Seller" shall mean, with respect to an Asset Pool, the party described in an Asset Pool Report which has agreed to sell a specified Asset Pool to Borrower or Guarantor pursuant to the terms and conditions of a Purchase Agreement.

        ASSUMED NAME. The term "Assumed Name" shall mean with respect to Borrower, PRA III, LLC and with respect to Guarantor, Portfolio Recovery Associates, L.L.C., PRA Receivables Management, LLC, Anchor Receivables Management, PRA II, LLC and PRA Holding I, LLC.

        AVAILABILITY REPORT: The term "Availability Report" shall mean the a report in the form of Exhibit "D" attached hereto and made a part hereof.

        AVAILABILITY ON ELIGIBLE ACCOUNTS. The term "Availability on Eligible Accounts" shall mean an amount equal to the lesser of, as of any date of determination;

                A. sixty-five percent (65%) of the aggregate of the Net Finance Balance of all Eligible Asset Pools;

                B. thirty-five percent (35%) of the aggregate of the Estimated Remaining Collections of all Eligible Asset Pools;

                C. an amount, with respect to all Eligible Asset Pools, which is the sum of amounts determined with respect to each Eligible Asset Pool, which is determined by multiplying the applicable percentage determined below for each Eligible Asset Pool, based upon the number of months that have elapsed from the earlier of the date of purchase of such Asset Pool by Borrower or Guarantor (based upon a thirty 30 day month), by the Purchase Price of such Eligible Asset Pool as of the date of purchase of such Eligible Asset Pool by Borrower or
        Guarantor:

        Number of Months Elapsed
        since date of purchase                     Advance Rate
        ----------------------                     ------------
        less than 3 months                         eighty-percent (80%)
        3 to less than 6 months                    seventy-five percent (75%)
        6 to less than 9 months                    sixty-five percent (65%)
        9 to less than 12 months                   fifty-five percent (55%)
        12 to less than 15 months                  forty-five percent (45%)
        15 to less than 18 months                  thirty-five percent (35%)
        18 to less than 2l months                  twenty-nine percent (29%)
        21 to less than 24 months                  twenty-two percent (22%)
        24 to less than 27 months                  fourteen percent (14%)
        27 to less than 30 months                  seven percent (7%)
        30 months or more                          zero percent (0%)

                ;and

                D.      the Facility Amount.

        BACKUP SERVICER. The term "Backup Servicer" shall mean any Backup Servicer appointed by Lender from time to time pursuant to Section 3.11.

        BACKUP SERVICER FEE. The term "Backup Servicing Fee" shall mean (i) prior to the utilization of the Backup Servicer, an amount equal to seven thousand five hundred Dollars ($7,500.00) per month and (ii) after such utilization, an amount agreed upon between the Lender and the Backup Servicer.

        BORROWER'S LOCATIONS. The term "Borrower's Locations" shall mean either 120 Corporate Boulevard, Suite 100, Norfolk, VA 23502 or 500 West First Ave., Hutchinson, KS 67501.

        BUSINESS DAY. The term "Business Day" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in New York, New York.

        CAPITAL STOCK. The term "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent units, ownership or membership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        CHANGE IN CONTROL. The term "Change in Control" shall mean any of the following (i) the failure of Angelo Gordon & Company to continue to own, directly or indirectly, in the aggregate, free and clear of all liens except for liens in favor of the Lender, a majority of the issued and outstanding voting shares of PRA; (ii) the failure of Angelo Gordon & Company to directly or indirectly elect or designate for election a majority of the board of directors of PRA or (iii) the failure of PRA to continue to own, in the aggregate, free and clear of all liens except for liens in favor of the Lender, 100% of the issued and outstanding membership interest of the Borrower.

        CLOSING DATE. The term "Closing Date" shall mean September 18, 2001.

        CLOSING FEE. The term "Closing Fee" shall mean the amount equal to the product of (i) 0.50% and (ii) the Facility Amount.

        CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        COLLATERAL. The term "Collateral" shall have the meaning set forth in
Section 3.1. hereof.

        COMMITMENT FEE. The term "Commitment Fee" shall mean an amount equal to the product of (i) 0.35% and (ii) the Facility Amount.

        COMMONLY CONTROLLED ENTITY. The term "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Borrower or Guarantor within the meaning of Section 414(b) or (c) of the Code.

        DEFAULT. The term "Default" shall mean an event which with the passage of time or notice or both would constitute an Event of Default (as defined in Section 7.1).

        DESIGNATED MATURITY. The term "Designated Maturity" shall mean, (i) with respect to any Interest Period of one, two, three or six months, a period equal to such Interest Period, (ii) with respect to any Interest Period of one week or less, one week, (iii) with respect to any Interest Period of two weeks or less, but greater than one week, two weeks, (iv) with respect to any Interest Period of three weeks or less, but greater than two weeks, three weeks and (v) with respect to any Interest Period of four weeks or less, but greater than three weeks, four weeks.

        DISTRIBUTIONS. The term "Distributions" shall mean, during the period of determination, any dividends or other distribution of earnings to Guarantor's shareholders or equity holders, the net increase in the outstanding balance of all obligations or indebtedness due from Guarantor's shareholders or equity holders to Guarantor and the net decrease in the outstanding balance of all obligations or indebtedness due from Guarantor to such Guarantor's shareholders or equity holders. Distributions shall not include any payments made pursuant to Existing Debt.

        DOLLAR. The term "Dollar" shall mean lawful currency of the United States of America.

        ELIGIBLE ASSET POOL. The term "Eligible Asset Pool" shall mean those existing Asset Pools accepted by Lender at closing and newly acquired Asset Pools of Borrower acquired from Asset Pool Sellers not affiliated with the Borrower that are (a) acceptable to Lender, in its sole discretion, and (b) in each case, that meet, at a minimum, all of the following requirements:

        (i) the Accounts in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;

        (ii) all amounts and information appearing on the applicable Asset Pool Report furnished to Lender in connection therewith are true and correct in all material respects;

        (iii) Borrower has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever;

        (iv) no more than one percent (1%) of the number of Accounts in such Asset Pool constitute Accounts with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to Borrower or Guarantor or is Borrower or Guarantor;

        (v) to the best knowledge of Borrower and Guarantor no condition exists that materially or adversely affects the Level Yield of the Asset Pool;

        (vi) on the date of purchase, the original Purchase Price does not exceed the Maximum Purchase Price;

        (vii) on the date of purchase, the average number of months (based upon a thirty 30 day month), with respect to all the Accounts in an Asset Pool, that have expired since the seller of such Asset Pool has charged off the Account as uncollectible does not exceed forty eight (48) months;

        (viii) on the date of purchase, the average outstanding balance of all Accounts contained in such Asset Pool does not exceed seven thousand seven hundred fifty Dollars ($7,750.00) on an individual Asset Pool basis and three thousand seven hundred fifty Dollars ($3,750.00) on an aggregate Asset Pool basis;

        (ix) on the date of purchase, the aggregate of the outstanding balances of all Accounts within such Asset Pool with a balance in excess of ten thousand Dollars ($10,000.00) shall not have an aggregate balance in excess of 55% of the aggregate balance of all loans within such Asset Pool;

        (x) payments under the Assets are to be made exclusively in Dollars;

        (xi) Either of Borrower or Guarantor has the ability to obtain, if requested, the material portion of the original documents that evidence each Account Debtors' obligations with respect to each Account in the Asset Pool, subject to the terms of the applicable portfolio purchase agreement;

        (xii) since the acquisition of the Asset Pool by Guarantor or Borrower, no sale of any Account within the Asset Pool has occurred except arms length sales to non-affiliated third parties; and

        (xiii) the concentration of the aggregate outstanding balance of Accounts in any single state shall not exceed more than 25% of the total aggregate outstanding balance of all Accounts within all Eligible Asset Pools.

        ERISA. The term "ERISA" shall mean the Employee Retirement income Security Act of 1974, as amended from time to time.

        ESTIMATED REMAINING COLLECTIONS. The term "Estimated Remaining Collections" shall mean the aggregate gross remaining cash collections which Borrower or Guarantor anticipates to receive from an Asset Pool or as referred to by Borrower or Guarantor as the "Level Yield", determined and reported by Borrower or Guarantor pursuant to its financial statements and other reporting provided to Lender. Such remaining book balance shall be calculated by Borrower or Guarantor (as the case may be) pursuant to a method utilized by Borrower or Guarantor (as the case may be) in its past business practices, in accordance with GAAP and in compliance with procedures approved by Borrower's or Guarantor's (as the case may be) independent certified public accountants, who are acceptable to Lender.

        EUROCURRENCY RESERVE REQUIREMENTS. The term "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System. Any change in the Eurocurrency Reserve Requirements shall be effective on the effective date of such change in the Eurocurrency Reserve Requirements.

        EURODOLLAR BASE RATE. The term "Eurodollar Base Rate" shall mean with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Lender to be the average of the respective rates per annum for the corresponding Designated

Maturity posted by each of the principal London office of banks posting rates as displayed on the Dow Jones Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in Dollars at approximately 11:00 A.M. (London Time) two (2) Business Days prior to the beginning of such Interest Period, as specified in the Request for Advance or Tranche Rollover Request Form (and rounded, if necessary, upward to the next whole multiple of 1/100 of 1%); provided that, to the extent an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Lender to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Designated Maturity to major banks in the London interbank market in London, England by such other major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period.

        EURODOLLAR LOANS. The term "Eurodollar Loans" shall mean Loans, the rate of interest applicable to which is based upon the Eurodollar Rate.

        EURODOLLAR RATE. The term "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/100th of 1%).

                              Eurodollar Base Rate
           -----------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


        EXISTING DEBT. The term "Existing Debt" shall mean the debts and capitalized leases set forth on Schedule I attached hereto and made a part hereof.

        FACILITY AMOUNT. The term "Facility Amount" shall mean forty million Dollars ($40,000,000.00).

        FEDERAL FUNDS EFFECTIVE RATE. The term "Federal Funds Effective Rate" shall mean for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

        FUNDING PERIOD. The term "Funding Period" shall mean the period beginning on the Closing Date and ending on the earlier of (i) September 15, 2004 and (ii) the date of the occurrence of an Event of Default.

        GAAP. The term "GAAP" shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

        GOVERNING RATE. The term "Governing Rate" shall mean either the Eurodollar Rate or ABR, as applicable.

        GOVERNMENTAL AUTHORITY. The term "Governmental Authority" shall mean any government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        GUARANTOR. The term "Guarantor" shall mean Portfolio Recovery Associates, L.L.C., PRA Receivables Management, LLC (d/b/a Anchor Receivables Management), PRA II, LLC and PRA Holding I, LLC.

        GUARANTOR'S LOCATIONS. The term "Guarantor's Locations" shall mean either 120 Corporate Boulevard, Suite 100, Norfolk, VA 23502 or 500 West First Ave., Hutchinson, KS 67501.

        GUARANTY. The term "Guaranty" shall mean the Guaranty, dated as of the date hereof, executed by the Guarantor in favor of the Lender, and any amendment, modification or extension thereof.

        INTEREST AFTER DEFAULT. The term "Interest After Default" shall have the meaning set forth in Section 2.16.

        INTEREST PERIOD. The term "Interest Period" shall mean with respect to any Eurodollar Loan: (a) initially, the period commencing on the borrowing date and ending on the next succeeding Settlement Date and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending on the Settlement Date occurring one, two, three or six months thereafter, as selected by the Borrower, in a completed Request for Advance or Tranche Rollover Request Form delivered to the Lender by 10:00 A.M., New York, New York time, not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                1. any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date or such date of final payment, as the case may be; and

                                2.      the Borrower shall select Interest
                        Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

        LIEN. The term "Lien" shall mean, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing leases having substantially the same economic effect as any of the foregoing).

        LEVERAGE RATIO. The term "Leverage Ratio" shall mean, at any date of determination, total liabilities of Guarantor, including the Outstanding Facility Amount, less the outstanding balance due pursuant to all Subordinated Debt divided by the sum of the amount of Guarantor's Tangible Net Worth plus the outstanding balance due pursuant to all Subordinated Debt, all calculated on a consolidated basis.

        LIQUIDATED DAMAGES. The term "Liquidated Damages" shall mean (i) prior to the 25th month after the Closing Date the product of (a) the Facility Amount and (b) 0.50% and (ii) during the 25th month after the Closing Date and thereafter, zero Dollars ($0.00).

        LOAN. The term "Loan" shall have the meaning set forth in Section 2.1.

        LOAN DOCUMENTS. The term "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the Management Agreement, the PRA Purchase Agreement subordination agreements, agency and custodian agreements and all other documents executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements of such documents.

        MANAGEMENT AGREEMENT. The term "Management Agreement" shall mean the Management Agreement dated September 18, 2001 between Borrower and PRA, and any amendment, modification or extension thereof.

        MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, financial condition or prospects of Borrower or Guarantor taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or (c) the rights or remedies of Lender hereunder or under any of the other Loan Documents.

        MATURITY DATE. The term "Maturity Date" shall mean September 15, 2005.

        MAXIMUM PURCHASE PRICE. The term "Maximum Purchase Price" shall mean the lesser of (a) the amount paid per the sales contract, (b) two million five hundred thousand Dollars ($2,500,000.00) and (c) the amount calculated by multiplying the applicable percentage determined below labeled Maximum Price, based upon the average number of months (based upon a thirty 30 day month) that have expired since the seller of such Asset Pool has charged off the Accounts in such Asset Pool as uncollectible, by the aggregate outstanding balance of such
Accounts:

AVERAGE MONTHS SINCE
CHARGE-OFF                                    MAXIMUM PRICE
Less than 4 months                               9.25%
4 to less than 7 months                          8.25%
7 to less than 10 months                         6.60%
10 to less than 13 months                        5.00%
13 to less than 16 months                        4.75%
16 to less than 19 months                        4.40%
19 to less than 22 months                        4.25%
22 to less than 25 months                        4.00%
25 to less than 31 months                        3.60%
31 to less than 37 months                        3.00%
37 to less than 43 months                        2.50%
43 to less than 49 months                        1.60%
49 or more months                                0.00%

        MAXIMUM RATE. The term "Maximum Rate" shall mean the highest lawful and non-usurious rate of interest applicable to the Note made and delivered by Borrower to Lender in connection herewith, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Note and the Outstanding Facility Amount under the laws of the United States and the laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such laws, that may be hereafter in effect and that allow a higher maximum non-usurious and lawful interest rate than would any applicable laws now allow.

        NET FINANCE BALANCE. The term "Net Finance Balance" shall mean the remaining book balance of PRA's net investment in all Asset Pools or as referred to by PRA as the "unamortized portfolio price", determined and reported by Borrower pursuant to its consolidated financial statements and other reporting provided to Lender. Such remaining book balance shall be calculated by PRA pursuant to a method utilized by PRA in its past business practices, in accordance with GAAP and in compliance with procedures approved by PRA's independent certified public accountants, who are acceptable to Lender.

        NET INCOME. The term "Net Income" shall mean with respect to any fiscal period, the net earnings of PRA (excluding all extraordinary gains or nonrecurring income) before provision for income taxes for such fiscal period of PRA, all as reflected on the financial statements of PRA supplied to Lender pursuant to Sections 6.5(B) and 6.5(C) hereof, all calculated on a consolidated basis.

        NON-EXCLUDED TAXES. The term "Non-Excluded Taxes" shall have the meaning set forth in Section 2.8.

        NOTE. The term "Note" shall mean the promissory note of even date herewith, and all renewals, extensions, or modifications executed by Borrower and payable to the order of Lender.

        OUTSTANDING FACILITY AMOUNT. The term "Outstanding Facility Amount" shall mean the total principal amount advanced and outstanding hereunder from time to time to Borrower.

        PERSON. The term "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        PLAN. The term "Plan" shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or Guarantor or a Commonly Controlled Entity is an "Employer" as defined in section 3(5) of ERISA.

        PRA. The term "PRA" shall mean Portfolio Recovery Associates, L.L.C.

        PRA PURCHASE AGREEMENT. The "PRA Purchase Agreement" shall mean the Purchase Agreement dated September 18, 2001 between Borrower and PRA for the sale of the initial Eligible Asset Pools.

        PRIME RATE. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Lender at its principal office in the State of New York as its prime rate on a particular day in effect for domestic (United States) commercial loans; such rate is not necessarily intended to be the lowest rate of interest charged by the Lender in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced.

        PURCHASE AGREEMENT. The term "Purchase Agreement" shall mean the agreement between Borrower or Guarantor and any Asset Pool Seller for the purchase of an Asset Pool.

        PURCHASE PRICE. The term "Purchase Price" shall mean the actual purchase price paid by Borrower or Guarantor for an Asset Pool, pursuant to the terms of a Purchase Agreement.

        REQUEST FOR ADVANCE. The term "Request for Advance" shall mean a written request for an advance in the form of Exhibit "A" attached hereto and made a part hereof.

        REQUIREMENT OF LAW. The term "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        SETTLEMENT DATE. The term "Settlement Date" shall mean the fifteenth
(15th) day of each month. If such day is not a Business Day, then the Settlement Date shall mean the next succeeding Business Day.

        STATED INTEREST RATE. The term "Stated Interest Rate" shall mean (i) with respect to Eurodollar Loans, the Eurodollar Rate plus 4.35% per annum and
(ii) with respect to ABR Loans, the ABR plus 1.50% per annum; provided, that in no event shall the Stated Interest Rate exceed the Maximum Rate.

        SUBORDINATED DEBT. The term "Subordinated Debt" shall mean the aggregate amount of any indebtedness of Borrower or Guarantor to Persons other than Lender that by its terms is (i) subordinated in all respects, including, but not limited to, the right of payment, to the prior payment in full of the Outstanding Facility Amount and (ii) consented to in writing by the Lender. A subordination and standstill agreement, in a form and substance satisfactory to Lender in its sole discretion, shall be entered into by all holders of Subordinated Debt.

        SUBSIDIARY. The term "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

        TANGIBLE COLLATERAL LOCATIONS. The term "Tangible Collateral Locations" shall mean collectively, the Borrower's Locations and the Guarantor's Locations.

        TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean, at any time of determination, the shareholder's equity of PRA determined in accordance with GAAP minus the aggregate amount of all intangible assets and all assets consisting of obligations due to PRA from shareholders, directors, officers, or any affiliate of PRA hereunder, all calculated on a consolidated basis.

        TRANCHE ROLLOVER REQUEST FORM. The term "Tranche Rollover Request Form" shall mean a written request in the form of Exhibit "F" attached hereto and made a part hereof.

        TRUST ACCOUNTS. The term "Trust Accounts" shall mean the bank accounts utilized by PRA Receivables Management, LLC (d/b/a Anchor Receivables Management) for the collection of funds on behalf of third parties, including the following Bank of America accounts: (i) ARM General Trust (account number 00412 281 7384), (ii) ARM NC Trust (account number 00412 281 7368) and (iii) ARM ME Trust (account number 00412 281 7371) and shall also include any additional trust accounts which may be opened from time to time for the collection of funds on behalf of third parties.

        UCC. The term "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

        UNUSED FACILITY FEE. The term "Unused Facility Fee" shall mean for any Settlement Date, an amount equal to the product of (i) one-twelfth of 0.25% and
(ii) the
difference between (a) the Facility Amount and (b) the daily average principal amount of the Outstanding Facility Amount for the month immediately preceding such Settlement Date.

2.      LOAN

        2.1.    AMOUNT OF LOAN

                A. Subject to the terms, covenants and conditions hereinafter set forth, Lender agrees upon Borrower's request from time to time, during the Funding Period, to make advances to Borrower (collectively, the "Loan"), in an aggregate amount not to exceed at any time outstanding the lesser of the following: (a) the Facility Amount or
        (b) the Availability on Eligible Accounts. Within the limits of this
        Section 2.1, Borrower may borrow, repay and reborrow the advances. The Loan shall be evidenced by the Note.

                B. Except as otherwise provided herein, all Loans hereunder shall be Eurodollar Loans.

        2.2.    CONTINUATION OF EURODOLLAR LOANS.

        Except as otherwise provided herein, each Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Lender a Tranche Rollover Request Form, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Lender has determined that such a continuation is not appropriate, and provided, further, that if the Borrower shall fail to give such notice such Loans shall be automatically converted to Eurodollar Loans with Interest Period of one month or such shorter period as may be required by the definition of "Interest Period."

        2.3.    LIMITS ON BORROWING

                A. All borrowings shall be in a in a minimum amount equal to not less than $1,000,000 or if less, the unused Facility Amount. In no event shall there be more than six (6) tranches of Eurodollar Loans outstanding at any time.

                B. There may be no more than one borrowing each calendar week.

        2.4.    INTEREST RATE; FEES

                A. The outstanding principal balance of the Loan, and all other fees and all amounts that are due and unpaid hereunder, shall bear interest at the Stated Interest Rate. If Lender is ever prevented from charging or collecting interest at the rate set forth in Stated Interest Rate Section (i) because interest at such rate would exceed interest at the Maximum Rate, then the rate set forth in Stated Interest Rate Section (i) shall continue to be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectable had interest at the rate set forth in Stated Interest Rate Section (i) always been lawfully chargeable and collectible.

        All changes in the Governing Rate or the Stated Interest Rate shall be made without notice to Borrower. Lender shall notify Borrower afterwards of any such changes. The monthly interest due on the Outstanding Facility Amount shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the avenge daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

                B.      The Borrower agrees to pay Lender:

                        (1)     on the Closing Date, the Closing Fee;

                        (2) annually, on the first anniversary of the Closing Date and each anniversary of the Closing Date thereafter, the Commitment Fee;

                        (3) on each Settlement Date, commencing on the first Settlement Date after the Closing Date, the Unused Facility Fee; and

                        (4) on each Settlement Date, commencing on the first Settlement Date after the Closing Date, the Backup Servicer Fee.


        2.5.    INABILITY TO DETERMINE INTEREST RATE

        If prior to the first day of any Interest Period:

                A. the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                B. the Lender shall have determined that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender (as conclusively certified by Lender), of making or maintaining its affected Loans during such Interest Period;

the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any Loans that on the first day of such Interest Period were to have been continued as, or converted to, Eurodollar Loans shall be converted to or continued as ABR Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans shall be made, or as of the first day of the immediately succeeding Interest Period, continued as such.

        2.6.    ILLEGALITY

        Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the Closing Date, shall make it unlawful for Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of Lender to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be suspended and (b) the Loans of Lender then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Section 2.9.

        2.7.    REQUIREMENTS OF LAW

                A. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case, made subsequent to the date hereof:

                        (1) shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or the Note made by it or any Eurodollar Loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.8 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of Lender);

                        (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                        (3)     shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay Lender within fifteen

(15) days after written request therefor such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable.


                B. If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof, in each case, after the date hereof, or compliance by any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance by the Lender (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) then from time to time, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender within fifteen (15) days after written request therefor for such reduction.

                C. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.7, Lender shall promptly notify the Borrower (with a copy to PRA) of the event by reason of which it has become so entitled. The agreements in this Section 2.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        2.8.    TAXES

                A. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Lender hereunder or under the Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that become payable by Lender as a result of any such failure. The agreements in this Section 2.8 shall survive the termination of this Agreement and the payment of the Outstanding Facility Amount and all other amounts payable hereunder.

                B. If Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of Lender by the Borrower (a "Tax Credit"), Lender shall promptly notify the Borrower of such Tax Credit. If such Tax Credit is received by Lender in the form of cash, Lender shall promptly pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by Lender in the form of cash, Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for Lenders' taxable period which includes the period in which Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by Lender to the Borrower pursuant to this clause (B) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by Lender) by Lender from a taxing authority. In determining the amount of any Tax Credit, Lender may use such apportionment and attribution rules as Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower, further agrees promptly to return to Lender the amount paid to the Borrower with respect to a Tax Credit by Lender if Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that (i) Lender shall not be obligated to provide the Borrower with details of the tax position of Lender and (ii) the Borrower shall have no right to inspect any records (including tax returns) of Lender.

        2.9.    INDEMNITY.

        Each of the Borrower and Guarantor agree to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (a) failure by the Borrower to make a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or payment of the principal amount of any Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This indemnity shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        2.10.   PAYMENTS

        All payments to Lender made by mail shall be payable at Westside Funding Corporation, c/o Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036 or payments made by overnight mail shall be payable at Westside Funding Corporation, c/o Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036. All payments made by wire transfer or other method of electronic transfer methods to Lender shall be payable to Westside Funding Corporation, AT CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA# 021000021, ACCOUNT NAME: WESTLB NEW YORK, ACCOUNT NUMBER: 920-1-060663, REFERENCE: WFC/PRA. All payments received pursuant to this Agreement by wire transfer or other electronic transfer method, where immediate credit occurs, shall be applied to Borrower's Outstanding Facility Amount on the Business Day of actual receipt of such payment by Lender's depository bank, payments received by any other method shall be applied to Borrower's Outstanding Facility Amount three (3) Business Days after the actual receipt of such payment by Lender's depository bank if such payment is credited to Lender's account. On each Settlement Date, the Outstanding Facility Amount and interest thereon shall be due and payable as follows:

                A. An amount equal to accrued but unpaid interest, in arrears, and the Backup Servicer Fee;

                B. An amount equal to the Commitment Fee (due on an annual basis) and the Unused Facility Fee;

                C. Any costs, fees, indemnities and expenses payable pursuant to this Agreement shall be due and payable by Borrower or Guarantor to Lender or to such other Person(s) designated by Lender in writing on demand; and

                D. The entire outstanding balance of the Outstanding Facility Amount plus interest shall be due and payable, if not prepaid, on the Maturity Date.

        2.11.   PAYMENT DUE ON A NON-BUSINESS DAY

        If any Settlement Date falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

        2.12.   MANDATORY PAYMENTS

        Provided that Borrower or Guarantor is not otherwise in Default hereunder, if at any time the amount advanced by Lender to Borrower exceeds the maximum amount of the Loan allowed pursuant to Section 2.1, Borrower shall immediately and without notice, repay to Lender an amount sufficient to eliminate such excess, or, at Lender's option, assign and deliver additional Eligible Asset Pools sufficient for such purpose. In the event Borrower seeks to sell, transfer, assign or otherwise disposes of all or any portion of its Accounts, other than in the ordinary course of business, Borrower shall (i) obtain written consent from Lender prior to such sale, transfer, assignment or other disposition and (ii) apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Outstanding Facility Amount.

        2.13.   OPTIONAL PREPAYMENTS

                A. The Borrower, with the reasonable consent of the Lender, may at any time and from time to time prepay the Eurodollar Loans, in whole or in part, without premium, penalty or Liquidated Damages (subject to the provisions of Section 2.9), upon at least five (5) Business Days' notice to the Lender. The Borrower may at any time and from time to time prepay the ABR Loans, in whole or in part, without premium, penalty or Liquidated Damages.

                B. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof or in the amount of the outstanding Loans.

        2.14.   OPTIONAL TERMINATION OF THE FACILITY

        Subject to Section 2.9, Borrower may, at its option, voluntarily prepay the Outstanding Facility Amount in full, but not in part, and terminate the Facility Amount, on the final day of any Accrual Period or Interest Period (unless otherwise consented to in writing by the Lender) and request a termination of Lender's security interest in the Collateral, provided, however, that Borrower has given Lender fifteen (15) days written notice of any such intention to prepay the Outstanding Facility Amount in full and terminate the Facility Amount, Borrower requests Lender to terminate its security interest in the Collateral and as liquidated damages, not as a penalty, pays to Lender the amount of Liquidated Damages. Borrower may not make such prepayment prior to the expiration of such fifteen (15) day period. Upon written notice of prepayment of the Outstanding Facility Amount in full and the termination of the Facility Amount, the commitment by Lender to advance funds to Borrower and all the obligations of Lender shall terminate on the expiration of said fifteen (15) day notice period, and the entire amount of the Outstanding Facility Amount shall be due and payable on such date.

        2.15.   MAXIMUM INTEREST; CONTROLLING AGREEMENT

        The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the Note in accordance with the provisions of the Note and this Agreement; (ii) interest after Event of Default or due date, calculated and applied to the amounts due under the Note in accordance with the provisions thereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

        All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

        It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by the Loan Documents is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

        2.16.   INTEREST AFTER DEFAULT

        Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account and all other amounts that are due and unpaid hereunder, at a rate per annum which is 3.15% in excess of the Stated Interest Rate (the "Interest After Default"), but not greater than the Maximum Rate.

        2.17.   STATEMENT OF ACCOUNT

        Lender shall provide Borrower, each month, on the Settlement Date with a statement of Borrower's account, prepared from Lender's records, which shall be in a form and substance that will enable Borrower to readily verify its correctness, and shall conclusively be deemed correct and accepted by Borrower, unless Borrower gives Lender a written statement of exceptions within thirty
(30) days after receipt of such statement.

        2.18.   APPLICATION OF PAYMENTS

        The amount of all payments or amounts received by Lender hereunder shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Interest After Default;
(ii) then, to the Backup Servicer Fee, (iii) then, to the Commitment Fees and the Unused Facility Fees; (iv) then, to any late fees, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender hereunder; and (v) last, the remaining balance, if any, to the unpaid principal balance of the Outstanding Facility Amount; provided, however, while a Default exists under the Loan Documents, each payment hereunder shall be applied to amounts owed to Lender by Borrower as Lender in its sole discretion may determine. In calculating interest and applying payments as set forth above; (a) interest shall be calculated and collected through the date a payment is actually applied by Lender under the terms of this Agreement; (b) interest on the Outstanding Facility Amount shall be charged during any grace period permitted hereunder; (c) to the extent that Borrower or Guarantor makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's or Guarantor's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person or entity, then, to such extent, the obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the outstanding balance of the Outstanding Facility Amount as Lender, in its reasonable discretion, deems appropriate under the circumstances.

3.       SECURITY

        3.1.    SECURITY INTEREST

        To secure the prompt payment to Lender of the Outstanding Facility Amount (whether now existing or hereafter arising or incurred and including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loan and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and any and all other obligations now existing or hereinafter arising owed by Borrower and/or Guarantor to Lender, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise, each of Borrower and Guarantor hereby irrevocably grants to Lender a security interest in the following property and all right, title and interests of Borrower and Guarantor therein, whether now owned or existing or hereafter acquired or arising and wheresoever located (the "Collateral"):

                A. All Accounts, Assets and Asset Pools; all accounts, chattel paper, instruments, contract rights, cash and general intangibles; all right, remedies, security, Liens, guaranties, other contracts of suretyship, secondary obligations and supporting obligations with respect thereto; all deposits or other security or support for the obligation of any Account Debtor; all equipment and lease agreements; all real estate and leaseholds; and credit and other insurance acquired by Account Debtor, the Borrower or Guarantor in connection therewith;

                B. All assets realized, collected or obtained in connection with or as a result of collections made on account of any Account;


                C.      All Asset Pool Proceeds;

                D. All rights in and to each Purchase Agreement and the PRA Purchase Agreement;

                E. All monies, securities, Capital Stock and personal property, now or hereafter held, received by, or entrusted to, in the possession or under the control of Lender or a bailee of Lender;

                F. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrower or Guarantor evidencing or containing information regarding any of the foregoing;

                G. All labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter or any property of a similar nature, if any, as it pertains to the Collateral;

                H. To the extent not included in the foregoing, all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations and any other contract rights or rights to the payment of money, insurance, claims and proceeds, tort claims, and all general intangibles (including all payment intangibles);

                I. All accessions to, substitutions for and all replacements and proceeds of the foregoing, including, without limitation, proceeds of insurance policies (including but not limited to claims paid and premium refunds); and

                J. Lender acknowledges that Borrower and/or Guarantor has and will have Existing Debt and Lender shall only have a security interest in any assets securing such Existing Debt to the extent that such security interest is permitted by the documents governing such Existing Debt. Further, anything herein to the contrary notwithstanding, the Collateral hereunder shall not include any assets of Borrower and/or Guarantor securing their $12,500,000 credit facility with AG PRA 1999 Funding Co., LLC as provided in the documents governing such facility on the date hereof or the Trust Accounts.

        3.2.    FINANCING STATEMENTS AND FURTHER ASSURANCES

                A. Each of Borrower and Guarantor hereby authorizes Lender to file UCC-l Financing Statements and any other instruments or documents reasonably necessary to evidence, preserve, protect or enforce Lender's security interest in the Collateral. Each of Borrower and Guarantor agrees to execute UCC-l Financing Statements if required. Borrower and Guarantor agree that financing statements shall be filed covering all of Borrower's Locations and all of Guarantor's Locations, respectively.

                B. If Borrower or Guarantor shall at any time hold or acquire any Capital Stock which constitutes a certificated security (as defined in the UCC), Borrower or Guarantor (as the case may be) shall forthwith deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                C. Each of Borrower and Guarantor further agrees to take any other action reasonably requested by Lender to insure attachment, perfection and first priority of, and the ability of Lender to enforce, the Lender's security interest in any and all of the Collateral.

                D. Upon Lender's request, each of Borrower and Guarantor agrees to deliver to Lender, at such places as Lender may reasonably designate, on computer disk or other electronic data storage means which shall be machine readable in Microsoft Access or such other form as mutually agreed upon by the parties hereto, schedules prepared by Borrower or Guarantor (as the case may be), listing the Accounts and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Account and the amount of the deferred installments thereof falling due each month. These schedules shall be in form and substance satisfactory to or supplied by Lender.

        3.3.    PLEDGE OF ACCOUNTS

        Each of Borrower and Guarantor hereby agrees to pledge all Accounts and, upon the occurrence of an Event of Default and for so long as such Event of Default shall be continuing, if so requested by Lender, Borrower and Guarantor (as applicable) shall promptly deliver to Lender all documents, then in Borrower's and Guarantor's control, evidencing Accounts of Borrower and Guarantor.

        3.4.    FAILURE TO DELIVER

        Failure to deliver physical possession of any instruments, documents or writings in respect of any Account to Lender shall not invalidate Lender's security interest therein. To the extent that possession may be required by applicable law for the perfection of Lender's security interest, the original chattel paper and instruments representing the Accounts shall be deemed to be held by Lender, although kept by Borrower or Guarantor as the custodial agent of Lender.

        3.5.    NOTICE OF COLLATERAL ASSIGNMENT

        All computer records representing or evidencing an Account shall contain (by way of stamp or other method satisfactory to Lender) the following language:
"PLEDGED TO WESTSIDE FUNDING CORPORATION AS COLLATERAL". Upon an Event of Default, if requested by Lender, all contracts, documents, instruments and chattel paper evidencing an Account shall contain (by way of stamp or other method satisfactory to Lender) the above quoted language.

        3.6.    LOCATION OF ACCOUNTS

        Borrower or Guarantor (as the case may be) shall, at any reasonable time and at Borrower's or Guarantor's own expense, upon Lender's reasonable request, physically deliver to Lender on computer disk or other electronic data storage means which shall be in machine readable in Microsoft Access or such other form as mutually agreed upon by the parties hereto, copies of all Accounts (including any instruments, documents or writings in respect of any

Account together with all instruments, documents or writings in respect of any collateral securing each Account then in Borrower's or Guarantor's control) assigned to Lender to any reasonable place or places designated by Lender. All Accounts shall, regardless of their location, be deemed to be under Lender's dominion and control (with both paper and computer files so labeled) and deemed to be in Lender's possession.

        3.7.    RECORDS AND INSPECTIONS

        Borrower and Guarantor shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the Borrower's Locations or at Guarantor's Locations, such locations to be within the United States. Lender by or through any of its officers, agents, employees, attorneys or accountants, shall have the right, upon two (2) days prior written notice if no Default has occurred or is continuing, to enter any such locations, at any reasonable time or times during regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement, provided however, that such inspections shall be carried out in a manner that will not interfere with the routine operation of Borrower's or Guarantor's business. Lender in its sole discretion shall be able to, on a quarterly basis or at such other frequency deemed appropriate by Lender, have a nationally recognized firm of independent public accountants acceptable to Lender perform certain agreed upon procedures with respect to the accuracy of the Availability Reports, the Request for Advance reports and the Tranche Rollover Request Forms.

        3.8.    ADDITIONAL DOCUMENTS

        Each of Borrower and Guarantor hereby agrees to prepare and (if required) execute any additional documents or financing statements which Lender deems necessary in order to evidence or perfect Lender's security interest in the Collateral. Borrower and Guarantor shall not allow any financing statement, notice of assignment or notices to obligors of accounts receivable, other than those executed in connection with this Agreement, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender.

        3.9.    COLLECTION

        Borrower agrees at its own expense to promptly and diligently collect each installment of all Accounts in trust for the exclusive account of Lender, to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower or its agents and to faithfully account therefor to Lender. Upon the occurrence of a Default, Lender expressly retains the unqualified right at any time it so elects to take over the collection of the Accounts and to utilize the Backup Servicer.

        3.10.   BLOCKED ACCOUNTS

        Upon the occurrence of a Default or an Event of Default, at Lender's request, any checks, notes, drafts or any other payment upon and/or proceeds of the Collateral received by Borrower (or any subsidiaries, divisions, affiliates, proprietorships, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower), shall no later than the next Business Day following receipt thereof, be delivered to Lender, at Lender's address set forth above or to such other address or account as Lender may direct, for application in accordance with Section 2.18 and shall be reflected in the Statement of Account as provided in Section 2.17 herein, until such time as Lender has established a depository account at a bank for the deposit of such payments, made arrangements for such deposits to be transferred to Lender or to an account maintained by Lender at the Backup Servicer or otherwise). From and after the establishment of a lock-box or other arrangement, Borrower shall (i) deposit or cause all Items, as defined below, to be deposited in the special account so established or transfer all Items to Lender for application in accordance with Section 2.18 and to the Outstanding Facility Amount and to be reflected in the Statement of Account as provided in Section 2.17 and (ii) maintain copies of all checks or other items of payment and deposit slips related thereto, together with a collection report in a form satisfactory to Lender. Upon the occurrence of a Default or an Event of Default, all cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Accounts (collectively "Items") by or for the account of Borrower shall be the sole and exclusive property of Lender immediately upon the earlier of the receipt of such Items by Lender or the receipt of such Items by Borrower; provided, however, that no such item received by Lender shall constitute payment to Lender and be applied to reduce the Outstanding Facility Amount until the later of: (i) three (3) Business Days from collection of such Item by Lender's depository bank, or (ii) such Item being actually collected by Lender's depository bank and such collection being credited to Lender's account. Notwithstanding anything to the contrary herein, all such items of payment shall be deemed not received if the same is subsequently dishonored or not duly credited to Lender's depository account for any reason whatsoever.

        3.11.   BACKUP SERVICER

                A. Lender shall have the right to appoint and remove, from time to time, a Backup Servicer with respect to this Agreement and the transactions contemplated hereby and by the other Loan Documents. Wells Fargo Bank Minnesota, National Association is hereby appointed to act as initial Backup Servicer.

                B. The Backup Servicer shall perform such duties with respect to the administration and servicing of the Collateral as Lender and Backup Servicer may, from time to time, agree.

                C. Borrower agrees to provide monthly to the Backup Servicer a computer diskette or computer tape with all information necessary for the Backup Servicer, including any subservicer to the Backup Servicer, to perform all of the servicing obligations of Borrower under this Agreement. However, during the continuation of either a Default or an Event of Default, Borrower will provide such computer diskette or other electronic transmission up to four times per month if reasonably requested by

        Lender or the Backup Servicer. Borrower further agrees to provide all updates with respect to its computer processing necessary for the Backup Servicer to maintain a continuous ability to carry out its duties as Backup Servicer. The Backup Servicer shall not be obligated to verify the information contained in such transmission.

                D. On each Settlement Date, Borrower will deliver to the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Backup Servicer containing the fields listed in Exhibit B hereto, which fields contain information with respect to the Accounts as of the close of business on the last day of the related Accrual Period. The Backup Servicer shall not be obligated to verify the information contained in such transmission.

                E. Other than the duties specifically agreed by Lender and the Backup Servicer, the Backup Servicer shall have no obligations hereunder, including without limitation to supervise, verify, monitor or administer the performance of Borrower. Without limiting the foregoing, unless expressly agreed to in writing by the Backup Servicer, the Backup Servicer shall not assume any of the duties or obligations of the Lender hereunder. The Backup Servicer shall have no liability for any actions taken or omitted by Borrower. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and any agreement between Lender and the Backup Servicer and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer. The Backup Servicer shall be entitled to all of the benefits and indemnities afforded the Lender pursuant to the provisions of this Agreement. The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than in the ordinary course of the performance of such duties or the exercise of such rights or powers), if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

                F. Neither the Backup Servicer nor any of its directors, officers, employees or agents shall be under any liability to any of the parties hereto, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided however, that this provision shall not protect the Backup Servicer against any misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Backup Servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

        3.12.   PROTECTION OF ACCOUNT RECORDS

        Each of Borrower and Guarantor hereby agrees to take the following protective actions to prevent destruction of either Borrower's or Guarantor's Collateral and records pertaining to such Collateral: if the Collateral records are computerized, each of Borrower and Guarantor agrees to create a tape or diskette "back-up" of the computerized information and upon the request of Lender, provide Lender with a tape or diskette copy of such "back-up" information and to the extent the Collateral records are not computerized, Borrower and Guarantor will timely transfer the Collateral records to a computer system.

        3.13.   USE OF COLLECTIONS AND MODIFICATION OF ACCOUNTS

        Provided that no Default or Event of Default has occurred, Borrower may use or dispose of the funds received on the Accounts for any lawful purpose in the ordinary course of business, collect or compromise accounts or obligations, the mandatory prepayment of Outstanding Facility Amount, as Borrower shall determine based upon its reasonable discretion.

        3.14.   USE OF PROCEEDS

        Borrower shall use the proceeds of the initial Loan to purchase the initial Eligible Asset Pools pursuant to the PRA Purchase Agreement, and thereafter in the ordinary course of business, solely in its operations for costs and expenses incurred in the purchasing of Eligible Asset Pools, the collection of such Accounts or otherwise incurred in Borrower's ordinary course of business, and for payments to Lender hereunder.

        3.15.   RETURN OF COLLATERAL

        Upon the payment in full of the Outstanding Facility Amount and to the extent written documents evidencing any Asset Pool are held by Lender, Lender shall return such written documents upon Borrower's or Guarantor's (as the case may be) written request for the return of such documents.

        3.16.   LENDER'S PAYMENT OF CLAIMS

        Lender may, in its sole discretion, discharge or obtain the release of any security interest, Lien, claim or encumbrance asserted by any Person against the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrower to Lender and shall be a part of the Outstanding Facility Amount.



4.      CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES

        4.1.    INITIAL ADVANCE

        The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions prior to the initial advance hereunder:

                A. Loan Documents. Lender shall have received each of the following Loan Documents: (i) this Loan and Security Agreement executed by the respective parties; (ii) the Note executed by Borrower; (iii) Guaranty Agreement executed by Guarantor (iv) the PRA Purchase Agreement; (v) the Management Agreement; and (vi) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate;

                B. Terminations by Existing Lender and Intercreditor Agreements. With the exception of Existing Debt, Guarantor's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its Liens and security interests in the Collateral or intercreditor agreement with those lenders of Guarantor who are not being paid in full with the initial advance hereunder, each in form and substance satisfactory to Lender in its sole discretion;

                C. Organizational Documents. Lender shall have received copies of Borrower's and Guarantor's Certificate of Formation and Operating Agreement (or other similar document which governs the limited liability company) and Articles or Certificate of Organization, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of each of Borrower and Guarantor;

                D. Good Standing. Lender shall have received a certificate of status with respect to Borrower and Guarantor, dated within fifteen
        (15) days of the Closing Date, by the Secretary of State of the state of formation of Borrower and Guarantor, which certificate shall indicate that each of Borrower and Guarantor is in good standing in such state;

                E. Foreign Qualification. Lender shall have received certificates of legal status with respect to Borrower and Guarantor, dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which Borrower's or Guarantor's failure to be duly qualified or licensed would have a Material Adverse Effect on its financial condition or assets, indicating that Borrower and/or Guarantor is in good standing;

                F. Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Members of Borrower and Guarantor certifying that (i) the authorization of the members of Borrower and Guarantor authorizing the borrowing of money from Lender, and execution and delivery of this Agreement and the other Loan Documents to which Borrower and Guarantor is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

                G. Initial Availability Report. Lender shall have received an initial Availability Report from Borrower executed by an authorized member/manager/officer of Borrower;

                H. Searches; Certificates of Title. Lender shall have received searches reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender and shall have received other background reports and information with respect to Borrower and Guarantor, which is satisfactory to Lender, in Lender's reasonable discretion;

                I. Landlord and Mortgagee Waivers. If applicable, Lender shall have received landlord and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located;

                J. Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement, including the Closing Fee;

                K. Opinion of Counsel. Lender shall have received an opinion of Borrower's and Guarantor's counsel covering such matters as Lender shall determine in its sole discretion;

                L. Solvency Certificate. Lender shall have received a signed certificate of each of Borrower's and PRA's duly authorized member/manager/officer concerning the solvency and financial condition of each of Borrower and PRA, in form and substance satisfactory to Lender;

                M. Initial Purchase. The purchase of Accounts under the PRA Purchase Agreement shall have been consummated and all necessary UCC-1 Financing Statements thereunder shall have been filed or delivered to Lender for filing; and

                N. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to Lender and its counsel.

        4.2.    SUBSEQUENT ADVANCES

        The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance, which shall be within the Funding Period:
(a) the representations and warranties of Guarantor and Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Default or Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the

Borrower's or any of Guarantor's businesses, operations, financial conditions, or assets or in the prospect of repayment of the Outstanding Facility Amount;
(d) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request; (e) Borrower shall submit to Lender a completed Request for Advance in the form and substance of Exhibit "A" attached hereto at least three (3) Business Days prior to the date of such advance and the Lender shall have consented in writing to the making of such advance; (f) after giving effect to such advances, the Outstanding Facility Amount does not exceed the Facility Amount; (g) after giving effect to such advance, there is no deficiency with respect to the Availability on Eligible Accounts; (h) if requested the Lender shall have received the related receivable file for each Eligible Asset Pool included in the Availability on Eligible Accounts calculations; (i) the Lender shall have received all requested audit and financial reports; (j) the proceeds are to be used in the Borrower's ordinary course of business, solely in its operations for costs and expenses incurred in the purchasing of Eligible Asset Pools, the collection of such Accounts or otherwise incurred in Borrower's ordinary course of business, and for payments to Lender (k) the Borrower is and continues to be an entity separate and distinct from all other Persons and entities, including PRA and each of the other Guarantors and (l) any other condition deemed necessary by Lender has been satisfied.

        4.3.    ALL ADVANCES TO CONSTITUTE ONE LOAN

        All evidences of credit, loans and advances made by Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Lender's security interest in all of the Collateral and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and any other such documents and instruments.

        4.4.    ADVANCES

        Lender shall have the right in Lender's discretion, subject to availability hereunder on behalf of and without notice to Borrower, to make and use advances to pay Lender for any amounts due to Lender pursuant to this Agreement or otherwise, to cure any default hereunder, notwithstanding the expiration of any applicable cure period. If Lender make such advances, Lender shall notify Borrower of such advances and the details with respect thereto.


5.      REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTOR

        5.1.    REPRESENTATIONS AND WARRANTIES

        Borrower and Guarantor hereby continuously represent and warrant to Lender as follows:

                A. Each of Borrower and Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, has all necessary power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

                B. Each of Borrower and Guarantor operates its business only under the Assumed Names and has not used any other Assumed Name for the operation of its business activities.

                C. Each of Borrower and Guarantor has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform under this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto, are the legal, valid and binding obligations of Borrower and Guarantor and are enforceable against each of Borrower and Guarantor in accordance with their terms.

                D. The execution, delivery and performance by each of the Borrower and Guarantor of this Agreement does not and shall not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Guarantor; (ii) violate any provision of their respective Certificate of Formation or Operating Agreement; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower or Guarantor is a party or by which it or any of its assets or properties may be bound or affected; and Borrower and Guarantor are not in default of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument even if any provision of such law or contract would be rendered ineffective by
        Article 9 of the Uniform Commercial Code.

                E. No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other Governmental Authority is or shall be required in connection with the execution, delivery or performance by either Borrower or Guarantor for the valid consummation of the transactions contemplated by this Agreement.

                F. No event has occurred and is continuing which constitutes a Default or an Event of Default, as defined in this Agreement. To the best of Borrower's and Guarantor's knowledge and belief, there is no material action, suit, proceeding or investigation pending or threatened against or affecting Borrower or Guarantor (as applicable) before or by any court, administrative agency or other Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that might result in any material adverse change in the businesses, assets, properties or financial conditions of Borrower or Guarantor.

                G. Borrower and/or Guarantor are not, to the best of their knowledge and belief, in default in the payment of any taxes levied or assessed against either of them or any of their assets or properties, except for taxes being contested in good faith, for which appropriate reserves are maintained and by appropriate proceedings.

                H. Each of Borrower and Guarantor have good and marketable title to their assets and properties as reflected in the financial statements furnished to Lender and have taken actions to perfect sales of assets to Borrower by the Asset Pool Seller.

                I. Each of the financial statements furnished to Lender by PRA was prepared in accordance with GAAP and fairly and accurately reflects its financial condition as of the date thereof. PRA hereby certifies, to the best of its knowledge and belief, that there have been no material adverse changes in its condition, financial or otherwise, since the date of such statements, and there are no material contingent liabilities which are known to PRA, not provided for or disclosed in such statements.

                J. None of this Agreement, any Availability Report or any statement or document referred to herein or delivered to Lender by Borrower and/or Guarantor, to their best knowledge and belief, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

                K. Each of Borrower and Guarantor has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, except those of Lender and except where such Liens are removed contemporaneously with the execution of this Agreement or are subordinate to those of Lender, in a form and substance acceptable to Lender.

                L. To the best of each of Borrower's and Guarantor's knowledge and belief, all books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Asset Pool shown on the books and records of Borrower and in the schedules represented as owing by each Account Debtor is and shall be, in all material respects, the correct amount actually owing or to be owing by such Account Debtor at maturity; each Account Debtor liable upon the Accounts has and shall have capacity to contract; each of Borrower and Guarantor has no knowledge of any fact which would impair the validity or collectibility of any of the Accounts; and the payments shown to have been made by each Account Debtor on the books and records of Borrower shall reflect the amounts of and dates on which said payments were actually made.

                M. Each of Borrower and Guarantor has places of business and jurisdiction of organization only at Borrower's Locations and Guarantor's Locations and such locations are within the United States. Borrower shall not do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrower's principal place of business without first notifying Lender at least 15 days in advance and taking all actions to maintain Lender's security interest.

                N. The tangible Collateral are kept only at the Tangible Collateral Locations and such locations are within the United States. Borrower and Guarantor shall not move any of the Collateral from any of the Tangible Collateral Locations without first notifying Lender at least 15 days in advance and taking all actions to maintain Lender's security interest.

                O. The present value of all benefits vested under all Plans of Borrower and Guarantor or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

                P. The liability to which Borrower or Guarantor or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if Borrower or Guarantor or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi-employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of one thousand Dollars ($1,000.00).

                Q. Borrower or Guarantor is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Borrower or Guarantor shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. All of the outstanding Capital Stock of Borrower and of Guarantor have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

                R. Neither Borrower nor Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                S. Each of the Exhibits and the Schedule to this Agreement contains materially true, complete and correct information.

                T. To the best of Guarantor's knowledge, the land and improvements owned or leased by Borrower or by Guarantor for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

                U. Each of Borrower and Guarantor is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of each of Borrower's and Guarantor's assets, at fair saleable valuation, exceeds the sum of its liabilities. Neither Borrower nor Guarantor shall be rendered insolvent by the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and the capital remaining in both Borrower and Guarantor is not now and shall not foreseeably become unreasonably small to permit either of Borrower or Guarantor to carry on its business and transactions and all businesses and transactions in which it is about to engage. Borrower and Guarantor do not intend to, nor does either reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

                V. Lender will continue after its recordation of the financing statement covering the Collateral to have a perfected security interest in favor of Lender in all of Borrower's and Guarantor's right, title and interest in the Collateral, prior and superior to any other security interest or Lien, except any statutory or constitutional lien for taxes not yet due and payable.

                W. There are no material actions, suits or proceedings pending, or to the best of Borrower's and Guarantor's knowledge and belief threatened against or affecting the assets of Borrower or Guarantor or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. Neither Borrower nor Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect on the business operations or financial condition of Borrower or Guarantor.

                X. None of the Capital Stock of any Subsidiary of Borrower or Guarantor shall be a certificated security.

        5.2.    WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE ACCOUNTS

        With respect to Eligible Asset Pools, each of Borrower and Guarantor continuously warrants and represents to Lender that during the term of this Agreement and so long as any of the Outstanding Facility Amount remains unpaid:
(i) in determining which Asset Pools are "Eligible Asset Pools," Lender may rely upon all statements or representations made by Borrower and Guarantor; and (ii) those Asset Pools designated as Eligible Asset Pools meet each requirement set forth below at the time any Request for Advance is provided to Lender.

                A. To the best of Borrower's and Guarantor's knowledge and belief, the Eligible Asset Pools are genuine; are in all respects what they purport to be; and are evidenced by at least one executed original instrument, agreement, contract or document.

                B. The amounts shown on any schedule of Asset Pools provided to Lender are to the best of Borrower's and Guarantor's knowledge actually and absolutely owing to Borrower in all material respects.

                C. The Eligible Asset Pools have not been assigned or pledged to any other Person or entity.


6.      COVENANTS AND OTHER AGREEMENTS

        6.1.    AFFIRMATIVE COVENANTS

        During the term of this Agreement and so long as any of the Outstanding Facility Amount remains unpaid, each of Borrower and Guarantor agrees and covenants, jointly and severally, that they shall:

                A. Pay or cause to be paid currently all of their expenses, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

                B. Maintain, preserve, and protect the Collateral, including, but not limited to, maintaining a first priority perfected security interest for Lender, except to the extent provided in Section
        6.2 (A), and identifying such Collateral as assigned to the Lender.

                C. Furnish to Lender written notice as to the occurrence of any Default or Event of Default hereunder.

                D. Furnish to Lender notice of: (i) any development related to the business, financial condition, properties or assets of Borrower or Guarantor that would have or has a Material Adverse Effect, (ii) any material and adverse litigation or investigation to which either of them may be a party and (iii) if Steven D. Fredrickson or Kevin Stevenson give notice of their departure.

                E. Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and shall preserve their limited liability company existence, licenses or qualifications as a domestic limited liability company in the jurisdiction of its organization and as a foreign limited liability company in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign limited liability company necessary, and to maintain all other material limited liability company rights and franchises, provided, however, nothing herein shall be construed to prevent Borrower from closing any retail location in the good faith exercise of its business judgment.

                F. Comply in all material respects, and cause each affiliate to comply in all material respects, with all statutes, governmental rules and regulations applicable to them.

                G. Permit and authorize Lender, without notifying Borrower or Guarantor, to make such inquiries through business credit or other credit reporting services concerning Borrower or Guarantor as Lender shall reasonably deem appropriate.

                H. Use advances acquired hereunder exclusively for the purchase or acquisition of Eligible Asset Pools, costs and expenses relating to such purchases, or otherwise incurred in Borrower's ordinary course of business and/or other specific uses as consented to, in advance, in writing, by Lender.

                I. If Steven D. Fredrickson and Kevin Stevenson leave the employment with PRA, PRA shall replace Steven D. Fredrickson and Kevin Stevenson with people of similar experience in the industry to that of Steven D. Fredrickson and Kevin Stevenson reasonably acceptable to Lender, within one hundred and fifty (150) days of PRA's knowledge of such departure.

                J. Maintain an additional purchase facility through the Maturity Date.

                K. On each anniversary of the Closing Date, pay Lender the Commitment Fee.

                L. With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly (i) cause such Subsidiary to become a party to this Agreement and the Guaranty, (ii) deliver to Lender any certificates representing the Capital Stock of such Subsidiary, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or Guarantor or such Subsidiary, as the case may be, (iii) cause such Subsidiary to take all actions necessary or advisable to cause the security interest created by this Agreement, to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Lender and (iv) deliver to Lender legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Lender.

                M. In the event any Account is evidenced by an instrument, promptly deliver such instrument to Lender with appropriate endorsements to maintain the Lender's security interest in such Account, if requested by Lender.

                N. Provide Lender with the right of first refusal to finance or agent any financing transaction for as long as the Facility remains outstanding.

                0. Pay the Lender the Backup Servicing Fee and the Unused Commitment Fee on each Settlement Date.

                P. Provide the Backup Servicer with such information as the Backup Servicer may reasonably request.

                Q. Comply with (i) the SPV and corporate separateness covenants set forth in Section 4.02 of its Operating Agreement as in effect as of the Closing Date, (ii) the covenants and agreements contained in the certificates of each of Borrower and Guarantor delivered to counsel to Borrower and Guarantor in connection with such counsel's non-consolidation opinion, and (iii) the terms of the Management Agreement; provided, that, PRA shall transfer any funds of the Borrower deposited in a collection account containing funds of any other Person to a separate account owned and titled solely in the name of Borrower no later than two Business Days after the deposit of such funds in such collection account.

                R. PRA shall, when acting as the manager of the Borrower under the Management Agreement, clearly indicate that it is acting on behalf of the Borrower.



        6.2.    NEGATIVE COVENANTS

        During the term of this Agreement and until the Outstanding Facility Amount secured hereby has been paid in full, each of Borrower and Guarantor covenants and agrees that it shall not, without Lender's prior written consent, which consent shall not be unreasonably withheld, do any of the following:

                A. Incur or permit to exist any mortgage, pledge, title retention lien or other Lien with respect to the Collateral now owned or hereafter acquired by Borrower or Guarantor (as the case may be), except
        (i) liens in favor of Lender, (ii) liens existing on the date hereof securing the Existing Debt, (iii) future capital leases and (v) the Trust Accounts.

                B. Delegate, transfer or assign any of their obligations or liabilities under this Agreement, or any part thereof, to any other Person or entity.

                C. Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or entity; (iii) any sale, transfer, conveyance or lease of all or substantially all of Borrower's or Guarantor's assets or properties; or
        (iv) any sale or assignment with or without recourse of any Assets other than in the ordinary course of business. Notwithstanding the foregoing to the contrary, the restrictions set forth in this subsection 6.2.C.(ii) shall not apply to any transaction or transactions occurring in any twelve (12) month period wherein the aggregate value/purchase price of all such transactions does not exceed five percent (5%) of PRA's Tangible Net Worth.

                D. Cause or take any of the following actions with respect to either Borrower or Guarantor: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's or Guarantor's outstanding Capital Stock; or (ii) purchase or acquire, directly or indirectly, any shares of Capital Stock, evidences of indebtedness or other securities of any Person or entity.

                E. Amend, supplement or otherwise modify either of Borrower's or Guarantor's Certificate of Formation or Operating Agreement in such a way which would have a Material Adverse Effect on the condition and operations, prospects or financial condition of the Borrower or Guarantor (as the case may be).

                F. Incur, assume or suffer to exist any debt (including capitalized leases) other than (i) the Outstanding Facility Amount, (ii) accounts payable incurred in the ordinary course of business, (iii) Subordinated Debt, (iv) Existing Debt, (v) Trust Accounts, (vi) indebtedness in a principal amount not to exceed $500,000 to finance the acquisition and development of approximately two (2) acres of land located at 5500-5600 Curlew Drive, Norfolk, Virginia 23502 into an approximately 125-space parking lot, or (vii) other debt consented to in writing by Lender. Notwithstanding the foregoing to the contrary, Borrower and Guarantor may enter into and maintain capitalized leases for the acquisition of equipment in an amount not to exceed, in the aggregate in each fiscal year five percent (5%) of PRA's Tangible Net Worth.

                G. Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any Person or entity, other than in the ordinary course of Borrower's or Guarantor's business.

                H. Amend, modify, or otherwise change in any respect that would have a Material Adverse Effect upon any material agreement, instrument, or arrangement (written or oral) by which Borrower, any of Borrower's assets, Guarantor or any of Guarantor's assets are bound.

                1. Allow Borrower or Guarantor to be owned and controlled directly or indirectly by any Person or entity other than the shareholders and senior management that own and control Borrower or Guarantor (as the case may be) as of the date hereof.

                J. Permit the Leverage Ratio to be more than 4 to 1, on a consolidated basis.

                K. Permit the Net Income to be less than $0.01, on a consolidated basis in any fiscal quarter.

                L. Make or allow Distributions for any calendar year, within such calendar year, in the aggregate, to exceed the 75% of Net Income on a consolidated basis for such year; provided, however, that no Distributions shall be made if a Default or an Event of Default shall exist.

                M. Permit any equity holder of Borrower or Guarantor to pledge or otherwise hypothecate any equity interest in Borrower or Guarantor (as the case may be).

                N. Purchase Eligible Asset Pools in excess of, in the aggregate, $4 million in fundings per month or $10 million in fundings per quarter, unless such other amount is approved in advance in writing by Lender.

                0. Enter into with any Person, any agreement which prohibits or limits the ability of the Borrower or the Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) the Loan Documents or (ii) any such agreements relating to the Existing Debt and Trust Accounts or (iii) other financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby).

        6.3.    REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES


        PRA shall maintain (i) a modem system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (ii) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the sole purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of PRA to comply with GAAP.

        6.4.    ACCOUNT DEBTORS' ADDRESSES

        Borrower agrees to furnish to Lender from time to time, promptly upon request, a list of all Account Debtors' names, their most current addresses, their current balances and payment information. Borrower agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Accounts by means of mail, telephone or otherwise, in the name of Borrower and upon the occurrence of an Event of Default in the name of Lender or such other name as Lender may choose. Lender shall in all of its dealing with such records and all contacts with Account Debtors, comply with applicable laws of privacy, the Federal Fair Debt Collection Practices Act and any applicable similar state statutes; and Lender shall indemnify and hold harmless Borrower, its officers, managers, members, employees and agents, from and against all liability, claims and demands, and all reasonable costs and expenses including reasonable attorneys fees, which they may incur as a consequence of any claim asserted against them by any Account Debtor arising solely from a violation by Lender of its duties thereunder.

        6.5.    FINANCIAL REPORTS

        PRA shall furnish to Lender the following financial statements and reports, in a form satisfactory to Lender:

                A. As soon as practicable and in any event received by Lender within fifteen (15) days after the end of each fiscal month: (i) "Availability Report," in the form and substance of Exhibit "D" attached hereto; (ii) Asset Pool Report in form and substance of Exhibit "E" attached hereto; and (iii) a Covenant Compliance Report, in a form and substance of Exhibit "C" attached hereto.

                B. As soon as practicable and in any event received by Lender with fifteen (15) days after the end of each fiscal month, a monthly Profit and Loss Statement and consolidated Balance Sheet, certified by PRA's chief financial officer or equivalent duly appointed member of PRA and including all previous months since the last fiscal year.

                C. Within ninety (90) days after the end of each of PRA's fiscal years, annual financial statements, prepared in accordance with GAAP, consistently applied and certified by its chief financial officer or equivalent duly elected officer or member. The financial statements shall be prepared by and under the method acceptable to Lender and shall consist of a balance sheet as of the end of such fiscal year and comparative statements of earnings, cash flows, and change in stockholders' equity for such fiscal year and shall be audited by independent certified public accountants, acceptable to Lender.

                D. With reasonable promptness, such other financial data as Lender may reasonably request, including but not limited to tax returns, business plans and reports.

                E. Together with each delivery of financial statements required by subsections A, B and C above, each of Borrower and Guarantor shall deliver to Lender and shall cause each of its subsidiaries to deliver to Lender, if requested by Lender, a certificate in form satisfactory to Lender, certifying that to the best of Borrower's.or Guarantor's (as the case may be) knowledge and belief no Default or Event of Default exists under this Agreement as of the date of such certificate, or if a Default or an Event of Default exists, specifying the nature and period of existence thereof and what action Borrower or Guarantor (as the case may be) proposes to take with respect thereto.

        6.6.    REQUIRED AUDITS

        Guarantor, at its own expense, shall cause PricewaterhouseCoopers or another firm of nationally recognized independent public accountants acceptable to the Lender to furnish a report to the Lender to the effect that such independent public accountants have applied certain agreed-upon procedures, in accordance with standards established by the American Institute of Certified Public Accountants, which will entail the comparison of amounts presented for each of the Availability Reports and Request for Advance reports for such preceding reporting period to amounts on computer reports and purchase agreements which were the source of such amounts, or, if such amounts are mathematically derived from such reports, will entail the verification of the mathematical accuracy of such amounts derived. The first reporting period is from the Closing Date through September 30, 2001, the second reporting period is from October 1, 2001 through December 31, 2001, and semi-annually thereafter, or at such other frequency deemed appropriate by Lender. Each such report must be delivered within 45 days after the end of each reporting period.

        6.7.    NOTICE OF CHANGES

        Each of Borrower and Guarantor shall promptly notify Lender in writing of any change of its officers, members or key employees; change of location of its principal offices, change of its jurisdiction of organization; change of location of any of its principal assets; any acquisition, disposition or reorganization of any Subsidiary, affiliate or parent of either Borrower or Guarantor; change of either Borrower's or Guarantor's name; death or withdrawal of any partner (if Borrower or Guarantor is a partnership); any sale or purchase out of the regular course of Borrower's or Guarantor's business; material litigation of which Borrower or Guarantor is a party; and any other material change in the business or financial affairs of Borrower or Guarantor.

7.      EVENTS OF DEFAULT AND REMEDIES

        7.1.    EVENTS OF DEFAULT

        The occurrence of any one or more of the following events shall constitute an "Event of Default":

                A. If any payment of principal or interest or any other amount due Lender is not paid within five (5) Business Days after the same shall be due and payable.

                B. If Borrower or Guarantor shall default in the observance or performance of any agreement contained in Sections 6.1(Q) or 6.2 herein.

                C. Except as provided in (A) and (B) above, if either Borrower or Guarantor fails or neglects to perform, keep or observe any of the terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated by this Agreement or if any representation, warranty or certification made by Borrower or Guarantor herein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter, and the same is not cured to Lender's satisfaction within ten (10) days after Lender has given written notice to Borrower or Guarantor (as the case may be) identifying such default, provided however, if such failure or neglect can not reasonably be cured within such ten (10) day period, Borrower or Guarantor (as the case may be) shall have up to thirty (30) days from the date of such written notice from Lender to cure, provided such cure is continuously and diligently pursued during such thirty (30) day period.

                D. If the validity or enforceability of any lien, charge, security interest, mortgage, pledge or other encumbrance granted to Lender to secure the Outstanding Facility Amount shall be impaired in any respect or to any degree, for any reason, or if any other lien, charge, security interest, mortgage, pledge or other encumbrance shall be created or imposed upon the Collateral unless such lien, charge, security interest, mortgage, pledge or other encumbrance is subordinate to that of Lender, pursuant to a subordination and standstill agreement in a form and substance acceptable to Lender in its sole discretion.

                E. If any judgment against Borrower or Guarantor not covered by insurance in an amount in excess of one hundred thousand Dollars ($100,000.00), or any attachment or other levy against the properties or assets of Borrower or Guarantor with respect to a claim for any amount in excess of one hundred thousand Dollars ($100,000.00), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

                F. Any litigation, claim, counterclaim or proceeding brought against Borrower or Guarantor which materially and adversely affects the interests of the Lender.

                G. Default in the payment of any sum due under any instrument of indebtedness for borrowed money owed by either of Borrower or Guarantor to any Person, or any other default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the members or to manage the business of Borrower or Guarantor.

                H. If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without either of Borrower's or Guarantor's consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of Borrower or Guarantor or of the whole or any substantial part of its properties or assets, or approving a petition filed against Borrower or Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty (30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against Borrower or Guarantor (as the case may be) and such petition shall not be dismissed within thirty (30) days.

                I. An event shall occur which shall have a Material Adverse Effect.

                J. If either Borrower or Guarantor shall: (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) make an assignment for the benefit of their creditors; (iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated;
        (vii) admit in writing either of their inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or
        (ix) take any action for the purpose of any of the foregoing.

                K. Any of the following shall occur: (i) entry of a court order that enjoins, restrains or in any way prevents either of Borrower or Guarantor from conducting all or any material part of its business affairs in the ordinary course of business or (ii) withdrawal or suspension of any license or authority required for the conduct of any material part of either Borrower's or Guarantor's business and that would have a Material Adverse Effect on either Borrower or Guarantor.

                L. If Guarantor gives notice of termination or terminates his liability pursuant to the Guaranty Agreement executed in conjunction with this Agreement or gives notice in writing of its intention not to comply with any provision contained herein.

                M. The occurrence of a material exception in any audit which may have a Material Adverse Effect in general and on the interest of the Lender.

                N.      A Change in Control.

                O. The Outstanding Facility Amount exceeds zero on the Maturity Date.

                P. If, on any date of determination, the Outstanding Facility Amount exceeds the Availability on Eligible Accounts and such deficiency is not cured within three (3) Business Days.

        7.2. TERMINATION OF COMMITMENT; ACCELERATION OF THE OUTSTANDING FACILITY AMOUNT

        Upon and after an Event of Default,

                A. If such event is an Event of Default specified in clause H or J of Section 7.1, automatically the commitment of Lender to make any Loan hereunder shall immediately terminate and the Outstanding Facility Amount and all other amounts owing by Borrower and/or Guarantor to Lender shall immediately become due and payable, without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collecting, grace, notice and protest or legal process of any kind, all of which are expressly waived;

                B. If such event is any other Event of Default, (i) the Lender may by notice to Borrower declare the commitment of Lender to make any Loan hereunder to be terminated, whereupon such commitment shall immediately terminate, and (ii) the Outstanding Facility Amount and all other amounts owing by Borrower and/or Guarantor to Lender may, at the option of Lender and without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collecting, grace, notice and protest or legal process of any kind, all of which are hereby expressly waived, be declared, and immediately shall become due and payable.

        7.3.    REMEDIES

        Upon and after an Event of Default, Lender shall have the following rights and remedies, which individual remedies shall be non-exclusive, cumulative and in addition to each and every other remedy set forth in the Loan Documents or in this Agreement:

                A. All of the rights and remedies of a secured party under the UCC, as in effect from time to time, or other applicable law.

                B.      The right, to the fullest extent permissible by law, to:
        (i) enter upon the premises of Borrower or Guarantor, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower or Guarantor, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower or Guarantor notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require Borrower or Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in Lender's reasonable discretion.

                C.      The right to utilize the Backup Servicer.

                D. The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. The requirement of reasonable notice to Borrower or Guarantor of the time and place of any public sale of the Collateral or of the time after which any private sale either by Lender or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower or Guarantor (as the case may be) at the address of Borrower or Guarantor (as the case may be) designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

                Lender shall have the right to conduct such sales on Borrower's or Guarantor's (as the case may be) premises or elsewhere and shall have the right to use Borrower's or Guarantor's premises (as the case may be) without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's and Guarantor's labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's and Guarantor's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender agrees to hold Borrower and Guarantor harmless from any liability arising out of Lender's use of Borrower's or Guarantor's premises, labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to advertising for sale, marshaling or selling the Collateral.

                Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Outstanding Facility Amount owing by Borrower to Lender. The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorney's fees, expert witness fees incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, as provided in Section 2.18; and third the remainder, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, Borrower and Guarantor shall remain liable to Lender therefor.

                E. In the event that Borrower or Guarantor is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement, the right to cause all and singular the herein above described Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Lender may determine, to the highest bidder for cash.

                F. The right to appoint or seek appointment of a receiver, custodian or trustee of Borrower or Guarantor or any of its properties or assets pursuant to court order.

                G. All other rights and remedies that Lender may have at law or in equity.

        7.4.    NO WAIVER

        No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Lender may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, each of Borrower and Guarantor agrees that no waiver by Lender shall ever be legally effective unless such waiver shall be acknowledged and agreed in writing by Lender. No waiver of any Default or Event of Default shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Lender at any time and from time to time of a partial payment or partial performance of any of Borrower's or Guarantor's obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

        7.5.    APPLICATION OF PROCEEDS

        After an Event of Default shall have occurred and is continuing, all amounts received by Lender on account of any Outstanding Facility Amount and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in subsection 7.3.D. hereof.

        7.6.    APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT

        Each of Borrower and Guarantor irrevocably designates, makes, constitutes and appoints Lender (and all Persons reasonably designated by Lender) until this Agreement terminates, with full power of substitution, as Borrower's and Guarantor's true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower or Guarantor (as the case may be), and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in Borrower's, Guarantor's or Lender's name, at no duty or obligation on Lender, do the following:

                A. All acts and things necessary to fulfill Borrower's or Guarantor's administrative duties pursuant to this Agreement, including, but not limited to, the authorization of financing statements;

                B. After a Default or Event of Default has occurred and for so long as such Default or Event of Default shall be continuing, all acts and things necessary to fulfill Borrower's or Guarantor's (as the case may be) obligations under this Agreement and the Loan Documents, except as set forth in subsection 7.6.C below, at the cost and expense of Borrower or Guarantor (as the case may be).

                C. In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence of an Event of Default, Lender shall have the right: (i) to enter upon Borrower's or Guarantor's premises and to receive and open all mail directed to Borrower or Guarantor (as the case may be) and remove all payments to Borrower or Guarantor on the Accounts; however, Lender shall turn over to Borrower or Guarantor all of such mail not relating to Accounts; (ii) in the name of Borrower or Guarantor (as the case may be), to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower or Guarantor (as the case may be) to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrower or Guarantor as set forth in this Agreement, Lender's rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon Borrower or Guarantor in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Account; (iv) institute and prosecute legal and equitable proceedings to realize upon the Accounts;
        (v) settle, compromise, compound or adjust claims in respect of any Account or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Accounts as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to Borrower or other Persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Accounts; (viii) endorse the name of Borrower or Guarantor upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Accounts that may come into Lender's possession; and (ix) sign Borrower's or Guarantor's (as the case may be) name on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors.

                D. The appointment of Lender as attorney-in-fact for Borrower and Guarantor is coupled with an interest and is irrevocable until this Agreement terminates.


8.      EXPENSES AND INDEMNITIES

        8.1.    REIMBURSEMENT FOR EXPENSES

        (a) Upon the occurrence of a Default, and as set forth below in (b), each of Borrower and Guarantor agrees to reimburse Lender, upon demand, for all reasonable out-of-pocket expenses (including costs of establishing and maintaining accounts or arrangements set forth in Section 3.10, attorney's fees, including those of in-house counsel, expert witness fees and legal expenses) incurred in connection with the evaluation of Collateral, preservation of Collateral, or collection of the indebtedness.


        (b) Guarantor shall reimburse Lender for legal fees and expenses incurred by Lender in the negotiation, documentation, modification, due diligence, execution and closing of the transaction contemplated in the Loan Documents (whether or not such transactions are actually consummated). Guarantor shall also pay the expenses of the Lender in connection with the enforcement of any Loan Documentation.

        8.2.    LENDER'S EXPENSES AND ATTORNEY'S FEES

        UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER AND GUARANTOR ALL OF LENDER'S ATTORNEY'S FEES, INCLUDING THOSE OF IN-HOUSE COUNSEL, PROVIDED THE AMOUNT OF WHICH SHALL BE REASONABLE, AND REASONABLE COSTS AND EXPENSES INCURRED IN THE EXERCISE OF LENDERS'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER OR GUARANTOR HEREIN, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER OR GUARANTOR, ACCOUNT DEBTORS OR OTHERS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES, INCLUDING THOSE OF IN-HOUSE COUNSEL, PROVIDED THE AMOUNT OF WHICH SHALL BE REASONABLE, ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE FOREGOING SHALL CONSTITUTE PART OF THE OUTSTANDING FACILITY AMOUNT SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

        8.3.    GENERAL INDEMNIFICATION

        Each of Borrower and Guarantor hereby, jointly and severally, agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively "Claim" or "Claims") of any kind or nature whatsoever, asserted by any party other than Borrower or Guarantor, or with respect to Borrower or Guarantor, only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender's obligations to Borrower or Guarantor, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) in any way relating to or arising out of the actions or omissions of Borrower or Guarantor, in relation to the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) under the Loan Documents, except to the extent such indemnified matters are finally found by a court of competent jurisdiction to be directly caused by Lender's gross negligence or willful misconduct.


9.       MISCELLANEOUS

        9.1. NOTICES

        All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy, in each case, to Lender, Borrower or Guarantor at its address and/or telecopy number as set forth in this Agreement, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party.

        Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of Lender's business, at no cost to Borrower.

        9.2. PARTICIPATIONS

        Borrower and Guarantor acknowledge and agree that Lender may from time to time sell or offer to sell interests in the Outstanding Facility Amount and the Loan Documents to one or more participants. Borrower and Guarantor authorize Lender to disseminate any information it has pertaining to the Outstanding Facility Amount, including without limitation, complete and current credit information on Borrower and any of its principals and Guarantor, to any such participant or prospective participant.

        9.3. SURVIVAL OF AGREEMENTS

        All of the various representations, warranties, covenants and agreements of Borrower and Guarantor (including without limitation, any agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and shall further survive until one (1) year and one (1) month after all of the Outstanding Facility Amount is paid in full to Lender and all of Lender's obligations to Borrower under the Loan Documents are terminated; provided that all indemnities set forth herein including, without limitation, in Sections 2.6, 2.7, 2.8, 8.1, 8.2 and 8.3 shall survive such termination.

        9.4.    NO OBLIGATION BEYOND MATURITY

        Each of Borrower and Guarantor agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

        9.5.    PRIOR AGREEMENTS SUPERSEDED

        This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

        9.6.    PARTIES BOUND

        This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. Borrower and Guarantor shall not assign any of their respective rights or obligations pursuant this Agreement.

        9.7.    NUMBER AND GENDER

        Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Guarantor in this Agreement shall be joint and several obligations of Guarantor and of each Guarantor if more than one.

        9.8.    NO THIRD PARTY BENEFICIARY

        This Agreement is for the sole benefit of Lender and its affiliates, Borrower, Guarantor and the Backup Servicer and is not for the benefit of any other third party.

        9.9.    EXECUTION IN COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Delivery of a facsimile version of one or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

        9.10.   SEVERABILITY OF PROVISIONS

        Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        9.11.   HEADINGS

        The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        9.12.   EXHIBITS

        Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth in Article 1 are hereby incorporated into and made a part of this Agreement. Each reference in this Agreement to any information or definitions contained in Article 1 shall mean and refer to the information or definitions as set forth in Article 1 unless the context specifically requires otherwise. Any terms used in Article 1 which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the UCC to the extent the same are defined therein.

        9.13.   FURTHER INSTRUMENTS

        Borrower and Guarantor shall from time to time execute and deliver, and shall cause each of Borrower's and Guarantor's subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein, including but not limited to authorization to file UCC financing statements.


        9.14.   GOVERNING LAW


        THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY BORROWER AND GUARANTOR AND ACCEPTED BY LENDER IN NEW YORK COUNTY, NEW YORK AND SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401) OF THE STATE OF NEW YORK.

        9.15.   JURISDICTION AND VENUE

        TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER, GUARANTOR AND LENDER IRREVOCABLY AGREE THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN

COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. BORROWER, GUARANTOR AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER OR GUARANTOR (AS THE CASE MAY BE), AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER OR GUARANTOR (AS THE CASE MAY BE) AT THE ADDRESS SET
FORTH IN BELOW, DELIVERY OF COVER LETTER THAT STATES THIS IS SERVICE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

         Lender:      Westside Funding Corporation
                      c/o Westdeutsche Landesbank Girozentrale, as Administrator 1211 Avenue of the Americas
                      New York, New York 10036
                      Attention: Joanna Crespo
                      Phone: (212)852-6209
                      Facsimile: (212)852-5971

         Borrower:    PRA III, LLC
                      Riverside Commerce Center
                      120 Corporate Boulevard, Suite 100
                      Norfolk, Virginia 23502
                      Attention: Steven D. Fredrickson
                      Telephone: (757) 519-9300
                      Facsimile: (757) 554-0586


         Guarantor:   Portfolio Recovery Associates, L.L.C.
                      Riverside Commerce Center
                      120 Corporate Boulevard, Suite 100
                      Norfolk, Virginia 23502
                      Attention: Steven D. Fredrickson
                      Telephone: (757) 519-9300
                      Facsimile: (757) 554-0586



         9.16.   WAIVER

         EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND GUARANTOR HEREBY WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS,

CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH BORROWER OR GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER'S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

        9.17.   WAIVER OF RIGHT TO TRIAL BY JURY

        LENDER, BORROWER AND GUARANTOR HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; LENDER, BORROWER AND GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        9.18.   ADVICE OF COUNSEL

        EACH OF BORROWER AND GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE
TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE PROVISIONS CONTAINED IN SECTIONS 8.3, 9.14, 9.15, 9.16, 9.17, 9.19 and 9.20 HEREOF AND HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS' LENGTH NEGOTIATIONS.

        9.19.   TIME OF ESSENCE

        Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

        9.20.   NON PETITION

                A. Each of Borrower and Guarantor hereby agrees (which agreement shall pursuant to the terms of this Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the amounts owing under this Agreement and all other credit agreements executed by the Lender have been paid in full.

                B. Guarantor hereby agrees (which agreement shall pursuant to the terms of this Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other Person in instituting against, Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the amounts owing under this Agreement and all other credit agreements executed by the Borrower have been paid in full.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWER:
PRA III, LLC
a Virginia limited liability company

By: /s/ KEVIN STEVENSON
    ------------------------------
    Name:   Kevin Stevenson
    Title:  Member Representative



GUARANTOR:
PORTFOLIO RECOVERY ASSOCIATES, L.L.C.
a Delaware limited liability company


By: /s/ STEVEN D. FREDRICKSON
    ------------------------------
    Name:   Steven D. Fredrickson
    Title:  President


PRA RECEIVABLES MANAGEMENT, LLC
a Virginia limited liability company

By: /s/ KEVIN STEVENSON
    ------------------------------
    Name:   Kevin Stevenson
    Title:  Member Representative


PRA II, LLC
a Virginia limited liability company

By: /s/ KEVIN STEVENSON
    ------------------------------
    Name:   Kevin Stevenson
    Title:  Member Representative

PRA HOLDING I, LLC
a Virginia limited liability company

By: /s/ KEVIN STEVENSON
    ------------------------------
    Name:   Kevin Stevenson
    Title:  Member Representative



LENDER:

WESTSIDE FUNDING CORPORATION,
a Delaware corporation

By:  /s/ BRIAN STATFELD
    ------------------------------
     Name:  Brian Statfeld
     Title: Director

By:  /s/ DIANA SKLAR
    ------------------------------
     Name:  Diana Sklar
     Title: Executive Director